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                                                                 Exhibit 23.4

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX

September 10, 1998

Re: Valuation Appraisal of Security of Pennsylvania Financial Corp. Security Savings Association of Hazleton
     Hazleton, Pennsylvania

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Security Savings Association of Hazleton, Hazleton, Pennsylvania and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by Security of Pennsylvania Financial Corp. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Security Savings Association of Hazleton.

Very truly yours,

KELLER & COMPANY, INC.

by: /s/     John A. Shaffer
   --------------------------------
            John A. Shaffer
            Vice President
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                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614)766-1426
                               (614)766-1459 FAX

September 10, 1998

The Board of Directors
Security Savings Association of Hazleton
31 W. Broad Street
Hazleton, Pennsylvania 18201-0770

Re:   Subscription Rights - Conversion of Security Savings Association of
Hazleton

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of Security of Pennsylvania Financial Corp. (the "Corporation"), Hazleton, Pennsylvania, in regard to the conversion of Security Savings Association of Hazleton ("Security Savings" or the "Association") from a state-chartered mutual savings and loan association to a state-chartered stock savings and loan association.

Because the Subscription Rights to purchase shares of Common Stock in the Corporation, which are to be issued to the depositors of Security Savings, and the other members of the Association and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

     (1) The Subscription Rights will have no ascertainable fair market value, and;

     (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.

/S/ John A. Shaffer
----------------------

John A. Shaffer
Vice President